Exhibit 24(b)(8.4)

THIRD AMENDMENT TO THE

SELLING AND SERVICES AGREEMENT

AND

FUND PARTICIPATION AGREEMENT

THIS THIRD AMENDMENT (the “Amendment”), made as of May, 17, 2012, amends the  Selling and Services Agreement and Fund Participation Agreement dated December 1, 2009, as amended, (the “Agreement”) by and between ING Life Insurance and Annuity Company (“ING Life”), ING Institutional Plan Services, LLC, (“ING Institutional”) and ING Financial Advisers, LLC (“ING Financial”) (collectively, “ING”), and Aberdeen Fund Distributors LLC (“Distributor”) on behalf of each individual series of Aberdeen Funds (each a “Fund” and collectively, the “Funds”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties desire to amend the Agreement to provide for the payment to ING of the Servicing Fees and 12b-1 Fees as described herein.

NOW THEREFORE, ING and Distributor hereby agree to amend the Agreement as follows:

  Schedule A of the Agreement is hereby deleted in its entirety and replaced with a revised Schedule A, effective May 17, 2012, as attached hereto,

Except as provided herein, the terms and conditions contained in the Agreement, as amended, shall remain in full force and effect.  In the event of a conflict between the provisions of the Agreement and those of this Amendment, this Amendment shall control.  This Amendment may be signed in counterparts.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the date set forth above.

Aberdeen Fund Distributors LLC

By:	/s/ Jeffrey Cotton
Name: Jeffrey Cotton
Title: CCO

ABERDEEN FUNDS

By:	/s/ Lucia Sitar
Name: Lucia Sitar
Title: Vice President

ING Life Insurance and Annuity Company

By:	/s/ Michelle Sheiowitz
Name: Michelle Sheiowitz
Title: VP

ING Institutional Plan Services, LLC

By:	/s/ Michelle Sheiowitz
Name: Michelle Sheiowitz
Title: VP

ING Financial Advisers, LLC

By:	/s/ David Kelsey
Name: David Kelsey
Title: COO/Vice President

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Schedule A

as of May 17, 2012

Servicing Fees and 12b-1 Fees

All series under the Aberdeen Funds are available for investment under this Agreement.  For services rendered by ING under the Agreement with respect to Plan assets invested in the following Funds, Distributor and/or the Funds shall pay the following fees to ING:

Share Class	Administrative Service Fee	12b-1 Fee	Total Fee
Class A	%	%	%
Class C	N/A	%	%
Class D	%	N/A	%
Class R	%	%	%
Institutional Service Class Shares	%	N/A	%
Institutional Class Shares	N/A	N/A	%

Distributor will pay the above 12b-1 fees pursuant to the 12b-1 Plan entered into between the Distributor and Aberdeen Funds.

Aberdeen Funds will pay the Administrative Service Fee.

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